Exhibit 99.1


    NEWS RELEASE

Completel Europe N.V.                        Investor Contact:
Blaak 16                                     Catherine  Blanchet,
3011 TA Rotterdam                              Director of Strategic Planning
The Netherlands                                and Investor Relations
+31 10 43 00 844                             Tel: +33 1 72 92 20 32
                                             e-mail : ir@completel.fr
(ParisBourse: CTL)

September 18, 2002


                       RECAPITALIZATION PLAN FINALIZED :
                             BOND DEBT ELIMINATED
           EQUITY INVESTMENTS OF APPROXIMATELY (euro)44 MILLION MAY
                         INCREASE TO (euro)47 MILLION

Paris, September 18, 2002 - Completel Europe N.V. announced today the successful closing of its recapitalization plan: all Completel's senior notes, representing aggregate principal outstanding of (euro)227 million, were converted into equity and the Company received cash equity investments of approximately (euro)44 million. Total cash raised may increase to (euro)47 million if the warrants Completel issued to its shareholders on September 13, 2002 are fully exercised. The company estimates that the equity raised today will cover its previously announced funding needs of (euro)30 million to bring the Company to cash flow breakeven.

Jerome de Vitry, CEO of Completel, noted : << With the restructuring plan finalized, we are in a privileged situation: we have no financial debt and sufficient capital to fund our operations through to cash flow breakeven. We have therefore reinforced our position as a durable alternative operator in France. >>

Jerome de Vitry added : << With a healthy and privileged financing situation along with key competitive advantages - the largest network and broadest coverage of all alternative operators in France, direct customer fiber connection and a comprehensive portfolio of services - we are now in a position to enlarge our prestigious customer base and to penetrate new strategic markets, such as national accounts or public institutions.>>


Details about the recapitalization are available on our web site:
www.completel.com.

Finally, James E. Dovey, James H. Kirby, Paul J. Finnegan and James N. Perry, members of the Board have resigned from the Board on September 17, 2002. Marie-Laure Weisberg, General Counsel, noted: "The supervisors have been critical in transitioning Completel to this point of a restructured and fully funded company, and we thank them for their successful efforts on behalf of Completel". Lawrence F. DeGeorge and James C. Allen continue to serve on the Supervisory Board. In the near future, the Supervisory Board will be reconstituted as a six-members board.

Completel Europe NV (ParisBourse: CTL).
Completel is a facilities-based provider of fiber optic local access telecommunications and Internet services to business end-users, carriers and ISPs in France.

NOTE:

Ordinary shares of CompleTel Europe N.V. will be issuable upon exercise of the warrants previously distributed by it to certain of its existing shareholders and any such issuance will represent new financing for the company. A registration statement relating to the ordinary shares of the company underlying its warrants has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. These ordinary shares may not be sold nor may offers to buy them be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. Following effectiveness of the registration statement, a written prospectus relating to these securities and meeting the requirements of Section 10 of the U.S. Securities may be obtained from CompleTel Headquarters Europe S.A.S. at Tour Egee, 9-11, allee de l'Arche 92671 Courbevoie Cedex, France; attention: investor relations. Telephone requests may be directed to our investor relations director at 01-72-92-20-32.

The information in this press release may include information that constitutes "forward-looking statements" within the meaning of Section 21E of the U.S. Securities Exchange Act. These forward-looking statements are identified by their use of such words as "believes," "anticipates," "should," "expects," "forecast," "projects," and similar expressions. Such statements are based on the current expectations and assumptions of the management of Completel only, and Completel does not undertake to publicly update or revise these statements, whether as a result of new information, future events or otherwise. These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Completel's actual future results, performance and achievements to differ materially from those forecasted or suggested in this press release. Such factors include, but are not limited to: (a) decline in demand for Completel's telecommunications services; (b) pricing pressures from Completel's direct competitors as well as from providers of alternative services; (c) failures, shutdowns or service disturbances with respect to Completel's networks; and (d) worsening carrier and Internet data market weakness. For a more detailed discussion of such risks affecting the Company, please refer to Completel's registration statements and 10-K, 10-Q and 8-K reports filed with the U.S. Securities and Exchange Commission.


 Paris office: Tour Egee, 9-11 allee de l'Arche, 92671 Courbevoie Cedex, FRANCE
                            Tel : +33 1 72 92 20 00
                               www.completel.com